                                                                   EXHIBIT 10.10


February 18, 1998

Mr. Alan Marquardt
3206 Belvedere Court
Pleasanton, CA  94588


Dear Alan:

The following sets forth the terms of your employment with UroQuest:

Position/Title:         VP - Regulatory and Clinical, Quality Affairs

Salary: Salary of $147,000 per annum to be reviewed at our annual increase time of April 1 each year. This initial salary will be your salary through April 1, 1999.

Bonus: 30% (maximum) of salary based on objectives to be mutually agreed upon. Such objectives will be a combination of personal as well as corporate targets. Your bonus for 1998 will be prorated based on the time you spend working at UroQuest during 1998 and will be guaranteed at 30% of your 1998 salary, subject to proration.

Stock Options:          120,000 shares whose vesting will occur over a four (4)
                        year period commencing with your start of employment.
                        The price of those options will be based on the fair market price at the date of grant, which date will approximate your date of hire.

Vacation:               You will be entitled to two weeks per year. This will be
                        increased to three weeks at the completion of your fifth year of service. You will be granted an additional six weeks paid time off during 1998.

Benefits:               UroQuest will provide customary benefits such as
                        medical, dental and life insurance. Each employee will be required to

Mr. Alan Marquardt
February 18, 1998
Page 2 of 5


                        make certain contributions toward this coverage. In addition, UroQuest sponsors a 401(K) plan that allows each employee to contribute up to 15% of his or her salary to the plan. The Company will match, at a 100% rate, up to 4% of your salary contribution. You will become eligible to participate in the 401(K) plan on your one-year anniversary. You will also be eligible to participate in the Company's Employee Stock Purchase Plan.

Loan: You will be granted a $200,000 loan, interest free, at the time you exercise your BSC options. Such loan will be repayable at the end of 20 months. The loan will be secured by sufficient shares of BSC stock at all times to cover the loan balance (the Company and you will execute a separate loan and security agreement to formalize this arrangement). Per IRS guidelines you may be subject to imputation of interest regarding this loan.

Start Date:             March 2, 1998

Proprietary
Information:            You agree to execute the Company's standard form of
                        employee proprietary information and inventions agreement.

Resolution of
Disputes;
Arbitration:            Any disputes between the parties relating in any way to
                        this Agreement, including without limitation, the termination of your employment with UroQuest, shall be resolved by arbitration.

Successors;
Entire Agreement:       This Agreement shall be binding upon any successor to
                        the Company, whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise. The terms of this Agreement and all your rights hereunder shall inure to the benefit of, and be enforceable by, your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The terms of this Agreement, including the terms of the proprietary information and inventions agreement to be executed, are intended by the parties to be the final expression of their agreement with respect to your employment by the Company and may not be contradicted by evidence of any prior contemporaneous agreements. If

Mr. Alan Marquardt
February 18, 1998
Page 3 of 5


                        any provision of this Agreement, or the application thereof, shall be held to be invalid or unenforceable, or void, the remainder of this Agreement shall remain in full force and effect.

Amendment;
Governing Law:          This Agreement may not be amended or modified except by
                        writing signed by you and the Company. The terms of this Agreement and the resolution of disputes shall be governed by California Law.

At Will: Employee's employment with the Company may be terminated at any time, with or without good cause or for any or no cause with or without notice.

Option Acceleration:    If your employment with the Company terminates as a
                        result of an Involuntary Termination other than for Cause at anytime within twelve (12) months after a Change of Control, then the vesting and exercisability of each unvested option granted to you by the Company
                        (the "Options") shall be automatically accelerated in full; provided, however, that if it is determined by the Company's independent public accountants that such acceleration would preclude accounting for the Change of Control as a pooling of interests for financial accounting purposes, and it is a condition to the closing of the Change of Control that the transaction be accounted for as a pooling of interests, then the vesting and exercisability of the Options shall not accelerate pursuant to this Section.

Definitions:            (a) Cause. "Cause" shall mean the occurrence of any one
                        or more of the following: (i) the Employee's conviction by, or entry of a plea of guilty or nolo contender in, a court of final jurisdiction for any crime which constitutes a felony in the jurisdiction involved (other than a felony traffic offense); (ii) the Employee's misappropriation of funds or commission of a material act of fraud, whether prior or subsequent to the date hereof, upon the Company; (iii) gross negligence by the Employee in the scope of the Employee's services to the Company; (iv) a willful breach by the Employee of a material provision of this Agreement; or (v) a willful failure of the Employee to substantially perform his duties hereunder. Notwithstanding the foregoing, the Employee shall not be

Mr. Alan Marquardt
February 18, 1998
Page 4 of 5


                        deemed to have been terminated for Cause under clause
                        (iii), (iv) or (v) of this Section 8(a) unless the Company delivers a written notice to the Employee setting forth the reasons for the Company's intention to terminate for Cause and specifically identifying the manner in which the Company believes that the Employee has engaged in such conduct, which conduct is not substantially corrected by the Employee within 10 days following his receipt of such notice, and provides the Employee with an opportunity, together with his counsel, if any, to be heard by the Company.

                        (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                        (i) The approval by shareholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                        (ii) Any approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                        (iii) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

                        (c) Involuntary Termination. "Involuntary Termination" shall mean (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or

Mr. Alan Marquardt
February 18, 1998
Page 5 of 5


                        responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the VP R&D of the Company remains as such following a Change of Control but is not made the VP R&D of the acquiring corporation) shall not constitute an "Involuntary Termination" (ii) a reduction by the Company of the Employee's base salary as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (iv) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than fifty (50) miles from his current location; (v) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (vi) the failure of the Company to obtain the assumption of this Agreement by any successors.


Sincerely,
UROQUEST MEDICAL CORPORATION

/s/ TERRY E. SPRAKER
Terry E. Spraker, Ph.D.
President and Chief Executive Officer


ACCEPTED:   /s/ ALAN MARQUARDT
            -------------------------
            Alan Marquardt